THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$___________	August ___, 2013

FOR VALUE RECEIVED, All Digital Holdings, Inc., a Nevada corporation (“AllDigital”) promises to pay to _______________________ (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of ________________________ ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with accrued but unpaid interest. Interest shall accrue on the outstanding principal amount of the Note at the rate of 9% per annum beginning on December 1, 2013. Prior to December 1, 2013, no interest shall accrue. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) August 1, 2014 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Stock Purchase Agreement (Backstop Pre-Funding), dated as of August __, 2013 (as amended, modified or supplemented, the “Purchase Agreement”) among All Digital, Broadcast and Holder.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “All Digital Common Stock” means common stock, $.001 par value, of AllDigital.

(b) “All Digital Per Share Purchase Price” means the lesser of (i) the lowest price per share of AllDigital Common Stock sold in an offering of capital stock for cash by AllDigital that closes, or in which firm commitments are received, after the date hereof and prior to the Merger Termination Date, or (ii) the quotient of (A) $6,750,000, divided by (B) the number of shares of AllDigital Common Stock issued and outstanding on the Merger Termination Date (assuming the exercise or conversion of all options or warrants to purchase, and all instruments convertible into, AllDigital Common Stock, other than commitments under this Note and agreements on substantially similar terms).

(c) “Broadcast” means Broadcast International, Inc., a Utah corporation.

(d) “Broadcast Common Stock” means common stock of Broadcast.

(e) “Broadcast Per Share Purchase Price” means the lesser of (i) the lowest price per share of Broadcast Common Stock sold in an offering of capital stock for cash by Broadcast that closes, or in which firm commitments are received, on or about the Merger Closing Date, and (ii) the quotient of (A) $15,000,000, divided by (B) the number of shares of Broadcast Common Stock issued and outstanding immediately following the Merger Closing (assuming the exercise or conversion of all options or warrants to purchase, and all instruments convertible into, Broadcast Common Stock, other than commitments under Backstop Agreements, this Note and agreements on substantially similar terms).

(f) “Event of Default” has the meaning given in Section 4 hereof.

(g) “Merger” means the merger of AllDigital and Alta Acquisition Corporation (“Sub”) contemplated by the Merger Agreement.

(h) “Merger Agreement” means Agreement and Plan of Merger and Reorganization, dated January 6, 2013, as amended, by and among Broadcast, Sub and AllDigital.

(i) “Merger Closing” means the consummation of the Merger.

(j) “Merger Closing Date” means the date of the Merger Closing.

(k) “Merger Termination Date” shall mean the earlier to occur of (i) the termination of the Merger Agreement, and (ii) if the Merger Closing has not occurred as of such date, November 30, 2013.

(l) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by AllDigital to Holder pursuant to the terms of this Note or the Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by AllDigital hereunder and thereunder.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Seventy-five Percent (75%) Majority in Interest” shall mean seventy-five percent (75%) or more of the aggregate outstanding principal amount of notes issued pursuant to the Purchase Agreement or other agreements with substantially similar terms to the Purchase Agreement.

(o) “Transaction Documents” shall mean this Note and the Purchase Agreement.

2. Interest. Accrued interest on this Note shall be payable at maturity of the principal amount hereunder.

3. Prepayment. This Note may be prepaid at any time without penalty.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. AllDigital shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within ten days of AllDigital’s receipt of Holder’s written notice to AllDigital of such failure to pay; or

(b) Breaches of Covenants. AllDigital shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Sections 4(a)) and (i) such failure shall continue for 15 days after AllDigital receives notice thereof from Holder, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) AllDigital shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 15-day period; or

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(c) Voluntary Bankruptcy or Insolvency Proceedings. AllDigital shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of AllDigital or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to AllDigital or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of holders of Seventy-five Percent (75%) Majority in Interest, by written notice to AllDigital, declare all outstanding Obligations payable by AllDigital hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(d), immediately and without notice, all outstanding Obligations payable by AllDigital hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Conversion.

(a) Automatic Conversion to AllDigital Common Stock. In the event that the Merger Termination Date occurs prior to the Merger Closing Date, then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into that number of shares of the AllDigital Common Stock as is determined by dividing such principal amount, plus accrued interest, by the AllDigital Per Share Purchase Price. Holder also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to AllDigital whereby the holder agrees to indemnify AllDigital from any loss incurred by it in connection with this Note) promptly following receipt of notification of occurrence of the Merger Termination Date; provided, however, that upon the Merger Termination Date, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

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(b) Automatic Conversion to Broadcast Common Stock. In the event that the Merger Closing Date occurs by November 30, 2013, then AllDigital shall be a wholly-owned subsidiary of Broadcast and the outstanding principal amount of and all accrued interest under this Note shall automatically convert into that number of shares of the Broadcast Common Stock as is determined by dividing such principal amount, plus accrued interest, by the Broadcast Per Share Purchase Price. Holder also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to AllDigital and Broadcast whereby the holder agrees to indemnify AllDigital and Broadcast from any loss incurred by it in connection with this Note) promptly following receipt of notification of occurrence of the Merger Closing Date; provided, however, that upon the Merger Closing Date, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of AllDigital or Broadcast issuing any fractional shares to Holder upon the conversion of this Note, AllDigital or Broadcast, as applicable, shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 7(c), each of AllDigital and Broadcast shall be forever released from all its obligations and liabilities under this Note.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of AllDigital, Broadcast and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of AllDigital and the holders of a Seventy-five Percent (75%) Majority in Interest.

9. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to AllDigital prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to AllDigital, to the effect that such offer, sale or other distribution may be effected without registration or qualification under the Securities Act. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, AllDigital, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to AllDigital. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to AllDigital, AllDigital shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for AllDigital such legend is not required in order to ensure compliance with the Securities Act. AllDigital or Broadcast, as applicable, may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of AllDigital. Prior to presentation of this Note for registration of transfer, AllDigital shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and AllDigital shall not be affected by notice to the contrary.

10. Assignment by AllDigital or Broadcast. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, other than by operation of law, in whole or in part, by AllDigital or Broadcast without the prior written consent of the holders of a Seventy-five Percent (75%) Majority in Interest or by Holder without the prior written consent of AllDigital.

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11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the respective party shall have furnished to the other parties to the Purchase Agreement. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12. Payment. Payment shall be made in lawful tender of the United States.

13. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, AllDigital shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Waivers. AllDigital hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

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In witness whereof, AllDigital has caused this Convertible Promissory Note to be issued as of the date first written above, Broadcast has agreed to the terms of this Note and the Holder has accepted the Note and agreed to the terms thereof.

“AllDigital”	“Broadcast”

ALLDIGITAL HOLDINGS, INC.,	BROADCAST INTERNATIONAL, INC.
a Nevada corporation	a Utah corporation

By:	By:

Its:	Its:

“Holder”

Print Name of Holder

Authorized Signature of Holder

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